Exhibit 13

                                      November 20, 1996

        JP Foodservice, Inc.
        9830 Patuxent Woods Drive
        Columbia, Maryland 21046
        Attention: James L. Miller

        Dear Mr. Miller:

             This letter is to confirm our understanding regarding certain matters relating to the registration, under the Securities Act of 1933, as amended, and public offering of shares of common stock (the "JP Stock") of JP Foodservice, Inc. ("JP") and certain rights of the PYA Investors (collec-tively, "PYA") and the Management Investors under the Amended and Restated Registration Rights Agreement, dated as of November 22, 1994, as amended on July 16, 1996, by and among JP, PYA/Monarch, Inc., an indirect wholly-owned subsidiary of Sara Lee Corporation, and certain other parties thereto (the "Registration Rights Agreement").

             JP has filed a registration statement on Form S-3 (File No. 333-14039) with the Securities and Exchange Commission pursuant to the exercise by PYA of its demand registration rights under Section 3 of the Registration Rights Agreement. Such registration statement (the "Registration Statement") covers the offering (the "JP Offering") of 5,700,000 shares of JP Stock, exclusive of shares of JP Stock to cover over-allotment options, if any. If the underwriters of the JP Offering exercise such over-allotments in full, PYA will not own any shares of JP Common upon consummation of the JP Offering.

             The Management Investors hereby agree to waive their right to receive 45 days' prior written notice of the filing of the Registration Statement and agree to waive their "piggy-back" registration rights pursuant to Section 4 of the Regis-tration Rights Agreement with respect to the JP Offering.

             The provisions of Section 8 of the Registration Rights Agreement shall be superseded, with respect to the JP Offering only, by the provisions of Section 9 of the underwriting agreements executed in connection with the JP Offering.

             The undersigned Management Investors hold at least 51% of the JP Stock held by the Management Investors. The under-signed PYA Investors hold at least 51% of the JP Stock held by the PYA Investors.

             This letter agreement shall amend and supersede the Registration Rights Agreement to the extent it is inconsistent therewith. Except as otherwise specifically provided herein, the Registration Rights Agreement shall remain in full force and effect.

             This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

             Please acknowledge your agreement with the foregoing by signing and returning a copy of this letter to us, which thereupon will constitute our agreement with respect to the foregoing.

                                      PYA INVESTORS

                                      SARA LEE FOODSERVICE HOLDINGS,
                                         INC.

                                      By: -----------------------------------
                                          Name:
                                          Title:

                                      SARA LEE CORPORATION

                                      By: -----------------------------------
                                          Name:
                                          Title:

                                      MANAGEMENT INVESTORS


                                      --------------------------------------
                                      Daniel Berliant


                                      --------------------------------------
                                      Lewis Hay, III


                                      --------------------------------------
                                      Mark R. Kaiser


                                      --------------------------------------
                                      George T. Megas


                                      --------------------------------------
                                      James L. Miller


                                      --------------------------------------
                                      Mark Natale


                                      --------------------------------------
                                      James Sutton



        Confirmed and agreed as of the date
        first written above

        JP FOODSERVICE, INC.

        By  ----------------------------------
            Name:  James L. Miller
            Title: President and Chief
                     Executive Officer